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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (Date of earliest event reported): FEBRUARY 12, 1999

                             DRYPERS CORPORATION
            (Exact name of registrant as specified in its charter)

      DELAWARE                0-23422                     76-0344044
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

5300 MEMORIAL, SUITE 900
         HOUSTON, TEXAS                                            77007
(Address of principal executive offices)                        (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 869-8693

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ITEM 5.   OTHER EVENTS

      On February 12, 1999, the Company announced its intention to discontinue the operations of its laundry detergent business. The initial results of the detergent operation in the last two quarters of 1998, which generated an operating loss of $1.2 million, caused the Company to reconsider its plans for these operations. As a result, the Company decided in December 1998 to discontinue these operations and to settle remaining related contractual obligations. A charge of $5.3 million will result from these obligations and the write-off of the Company's investment in the detergent business in 1998 and, along with the 1998 operating loss, will be presented as a discontinued operation in the 1998 consolidated financial statements. A copy of the Company's press release dated February 12, 1999, which describes the foregoing is filed as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      The following document is filed as an exhibit to this report in accordance with Item 601 of Regulation S-K.

      99.1 Press release of Drypers Corporation dated February 12, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              DRYPERS CORPORATION

Dated: MARCH 29, 1999                         By: /S/  WALTER V. KLEMP
                                                       Walter V. Klemp
                                                       Chairman of the Board and
                                                         Chief Executive Officer